EXHIBIT 10.13

SALE AND PURCHASE AGREEMENT
SALE AND PURCHASE AGREEMENT, dated as of December 15, 2023 (this “Agreement”), between Union Carbide Corporation, a New York corporation (the “Seller”), and Dow Global Technologies LLC, a Delaware limited liability company (the “Buyer”).
WHEREAS, immediately prior to the execution of this Agreement, the Seller and the Buyer each own 50% of the units of membership interest in Dow Technology Investments LLC, a Delaware limited liability company (the “Company”); and
WHEREAS, the Seller desires to transfer and sell to the Buyer 49.5% of the units of membership interest in the Company (the “Transferred Equity Interest”), and the Buyer desires to purchase from the Seller the Transferred Equity Interest such that, after the transfer, the Buyer shall own 99.5% of the units of membership interest in the Company and the Seller shall own 0.5% of the units of membership interest in the Company.
NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:
1.Transferred Equity Interest. (a) The Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer, and the Buyer hereby purchases and accepts, the entire right, title and interest of the Seller in and to, the Transferred Equity Interest without any representation, warranty, recourse or covenant of any kind or nature whatsoever, each of which is expressly disclaimed by each of the parties hereto.
(b)    In consideration for the Transferred Equity Interest, the Buyer hereby agrees to pay to the Seller cash in the amount of $206,200,000.00.
2.No Claims.  None of the parties hereto nor any of their respective affiliates or representatives (a) makes any representation or warranty in this Agreement, express or implied, at law or in equity with respect to the Transferred Equity Interest or the transactions contemplated hereby; or (b) will have, or be subject to, any liability or indemnification obligation to the other party hereto, any of its affiliates or representatives or any other entity or person resulting from, or in connection with, this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby waives any claim, whether actual or potential, known or unknown, suspected or unsuspected, contingent or non-contingent, upon any theory of law or equity, based upon past or future events, now existing or coming into existence in the future, under this Agreement or in connection with the transactions contemplated hereby (each, a “Covered Matter”); provided, however, and notwithstanding anything herein to the contrary, each party hereto (x) hereby agrees not to bring any claim or Action (as defined herein) in connection with a Covered Matter against the other party hereto, its affiliates or representatives; and (y) shall cause its respective affiliates and representatives to comply with this Section 2.
3.Expenses.  Except as otherwise provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial and other advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses.

4.Interpretation and Rules of Construction.  The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, Schedule, Annex, Part or Exhibit, such reference is to a Section of, a Schedule to, an Annex to, a Part of or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to an entity or a person are also to its successors and permitted assigns. References to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.
5.Severability.  If any term or other provision of this Agreement is declared invalid, illegal or incapable of being enforced by any governmental authority, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
6.Entire Agreement.  This Agreement and any other instrument to be executed in connection herewith or submitted to governmental authorities in connection with the transaction contemplated by this Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.
7.Assignment. This Agreement and the rights and obligations hereunder may not be assigned by operation of law or otherwise without the prior written consent of the other party hereto (which consent may be granted or withheld in the sole discretion of such party), as the case may be, and any attempted assignment that is not in accordance with this Section 7 shall be null and void; provided, however, that either party hereto shall be permitted to assign this Agreement, in whole or in part, to any of its affiliates; provided, further, that no such assignment shall relieve such party of its obligations hereunder.
8.Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 9 below.
9.Waiver.  Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.
10.No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other entity or person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.
11.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Any and all disputes (“Actions”) arising out of, relating to, or in connection with this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Delaware; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (c) agrees not to move to transfer any such Action to a court other than any of the above-named courts.
12.Counterparts.  This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

UNION CARBIDE CORPORATION

By:	/s/ SHANDELL MASSEY
Name:	Shandell Massey
Title:	General Counsel, Vice President and Secretary

[Signature Page to Sale and Purchase Agreement (2023 U.S. Simplification Step 1)]

DOW GLOBAL TECHNOLOGIES LLC

By:	/s/ BRIAN B. TESSIN
Name:	Brian B. Tessin
Title:	Assistant Secretary

[Signature Page to Sale and Purchase Agreement (2023 U.S. Simplification Step 1)]
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